Exhibit 23.1

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

TDK Mediactive, Inc.

Calabasas, California

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-48158, 333-63567, 333-11481 and 333-11483) of TDK Mediactive, Inc. (formerly known as Sound Source Interactive, Inc.) of our report dated April 10, 2003, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/    BDO SEIDMAN, LLP

BDO Seidman, LLP

April 10, 2003